UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 21, 2012

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2012 Base Salaries for Executive Officers

On February 20, 2012, the Compensation Committee of Rimage Corporation (the “Company”) recommended, and on February 21, 2012, the Board of Directors of the Company approved, an increase in the annual base salaries of James R. Stewart, the Company’s Chief Financial Officer; Samir Mittal, the Company’s Chief Technology Officer; and Christopher A. Wells, the Company’s Senior Vice President, General Manager of Disc Publishing. Mr. Stewart’s annual base salary will be $250,300, Mr. Mittal’s annual base salary will be $235,000, and Mr. Wells’ annual base salary will be $227,200, with the increases effective April 1, 2012. The base salaries of Sherman L. Black, the Company’s President and Chief Executive Officer, and Raymond R. Hood, the Company’s Senior Vice President and General Manager, Qumu, were not changed.

2011 Incentive Plan Payouts

Additionally, on February 20, 2012, the Compensation Committee recommended, and on February 21, 2012, the Board of Directors approved, cash incentive payments to the Company’s executive officers under the Company’s 2011 cash incentive compensation plan for executive officers (the “2011 Incentive Plan”). All executive officers, other than Mr. Hood, were eligible to receive payments under the 2011 Incentive Plan. The goals established by the Compensation Committee under the 2011 Incentive Plan relate to (i) 2011 quarterly and annual performance goals related to sales and operating income as a percentage of sales, weighted 60%, and (ii) strategic business goals for 2011, weighted at 40%. The strategic business goals could be achieved through either (i) booked revenue as a result of the Company’s commercialization of a online publishing solution or (ii) last twelve months revenue acquired as part of the completion of a strategic acquisition. With respect to the strategic business goals, the Compensation Committee determined that the last twelve months revenue of Qumu, Inc., which was acquired in October 2011, should be adjusted downward to reflect the fact that Qumu’s revenue in the balance of 2011 was less than expected. The Compensation Committee used this adjusted revenue to determine the level of achievement of the strategic business goals.

The following table summarizes the estimated incentive pay under the 2011 Incentive Plan to the Company’s executive officers:

Executive Officer and Title	2011 Incentive Plan Estimated Incentive Pay Amount

Sherman L. Black President and Chief Executive Officer	$369,309

James R. Stewart Chief Financial Officer	$152,155

Samir Mittal Senior Vice President and Chief Technology Officer	$149,755

Christopher A. Wells Senior Vice President, General Manager of Disc Publishing	$142,012

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The estimated cash incentive pay will be finalized upon completion of the audit of the Company’s financial statements for the year ended December 31, 2011, but the final amounts are not expected to change materially from the estimated amounts stated above. These cash incentive payments will be paid following substantial completion of the audit, which is expected to be on or about February 29, 2012.

Establishment of 2012 Cash Incentive Plan

On February 20, 2012, the Compensation Committee of the Company approved, and on February 21, 2012 the Board of Directors of the Company ratified, the establishment of the Company’s cash incentive program for 2012 (the “2012 Incentive Plan”) and set the incentive pay opportunities under the 2012 Incentive Plan for the Company’s executive officers: Sherman L. Black, President and Chief Executive Officer; James R. Stewart, Chief Financial Officer; Samir Mittal, Senior Vice President and Chief Technology Officer; Christopher A. Wells, Senior Vice President, General Manager of Disc Publishing; and Raymond R. Hood, Senior Vice President and General Manager, Qumu.

Under the 2012 Incentive Plan, the Compensation Committee determined minimum, target and maximum performance goals applicable to the Company’s executive officers under three matrices: one relating to the Company’s disc publishing business, one relating to the Company’s Qumu business and one relating to the Company’s online publishing product. With respect to the disc publishing matrix, the Compensation Committee set 2012 quarterly and annual performance goals at the minimum, target and maximum level related to sales and operating income as a percentage of sales. With respect to the Qumu business, the Compensation Committee set 2012 annual performance goals at the minimum, target and maximum level for contracted commitments (the dollar value of signed customer purchase commitments) from all software sales and operating expense (excluding the amortization of Qumu intangibles, but including an allocated portion of general and administrative expense). With respect to the online publishing product, the Compensation Committee set 2012 annual performance goals at the minimum, target and maximum level for revenue and contracted commitments (the dollar value of signed customer purchase commitments) from sales of the online publishing product. In each of the three matrices, achievement is determined by referencing incrementally increasing amounts of each of the two performance goals that form the matrix. If achievement as to any particular performance goal is between two defined amounts in the matrix, incentive amounts will be interpolated. Further, no incentive amount will be earned by any participant for the measurement period if the minimum performance goals for that period as set by the matrix are not achieved. Achievement of the performance goals at less than target level will result in decreasing incentive amounts under each matrix until the achievement fails to meet the minimum performance goals under the matrix, at which point the participant is entitled to no incentive payment with respect to that matrix.

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The Compensation Committee also approved the cash incentive amounts that executive officers may earn under the 2012 Incentive Plan based upon percentages of their respective salaries. For Messrs. Black and Stewart, the three matrices are weighted 50% to the disc publishing matrix, 35% to the Qumu matrix and 15% to the online publishing matrix. Based upon the performance under the three matrices at the 50%-35%-15% weighting, the “company average” bonus opportunity will be determined. For Mr. Wells, the bonus opportunity is weighted 60% to the disc publishing matrix and 40% to the company average. For Mr. Mittal, the bonus opportunity is weighted 60% to the online publishing matrix and 40% to the company average. For Mr. Hood, the bonus opportunity is weighted 100% to the Qumu matrix.

Under the 2012 Incentive Plan, the maximum incentive amount that may be achieved for any period by any participant will not exceed two times his incentive amount at the target level, even if actual performance exceeds the maximum for the performance goals.

All incentive amounts earned in 2012 will be paid in the first quarter of 2013 and an executive officer must be employed by the Company as of December 31, 2012 and as of the payment date in order to receive payout of any incentive amounts earned during the year unless termination of employment is due to death, disability or follows a change in control. Additionally, all incentive payments are subject to “clawback” to the extent required by federal law.

The following table shows the incentive amounts as a percentage of salary that will be earned by the executive officers under the 2012 Incentive Plan upon the Company’s achievement of the target and maximum goals under the 2012 Incentive Plan, assuming achievement at the target or maximum level for each period under each matrix.

Executive Officer and Title	Incentive Opportunity Under 2012 Incentive Plan As a Percentage of Base Salary
	Target Goals Achieved	Maximum Goals Achieved
Sherman L. Black President and Chief Executive Officer	75%	150%

James R. Stewart Chief Financial Officer	50%	100%

Samir Mittal Senior Vice President and Chief Technology Officer	50%	100%

Christopher A. Wells Senior Vice President, General Manager of Disc Publishing	55%	110%

Raymond R. Hood Senior Vice President and General Manager, Qumu	50%	100%

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date:  February 27, 2012

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